Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered as of July 10, 2023, with a deemed effective date as of March 14, 2023, to amend the Employment Agreement by and between Biostage, Inc., a Delaware corporation (the “Company”), and Junli He (the “Executive”), dated as of March 14, 2023 (the “Employment Agreement”). Capitalized terms used herein that are not otherwise defined shall have the meaning attributed to them in the Employment Agreement.

WHEREAS, the Company and the Executive have agreed to enter into this Amendment to correct certain share references therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree to amend the Employment Agreement, as follows:

1. Amendment. Section 3(c)(II) of the Employment Agreement is hereby corrected and amended as follows:

a.	The clause “(ii) an option to purchase up to 488,256 shares (the “Milestone Grant”)” is hereby restated as “(ii) an option to purchase up to 267,616 shares (the “Milestone Grant”)”; and

b.	The clause “With respect to the Milestone Grant, the option shall vest in two increments, each for 244,128 shares” is hereby restated as “With respect to the Milestone Grant, the option shall vest in two increments, each for 133,808 shares”.

2. Remainder of the Employment Agreement Unaffected. Except as expressly set forth in this Amendment, the remaining terms and conditions of the Employment Agreement shall remain in full force and effect and shall be unaffected hereby.

3. Counterparts. This Amendment may be executed and delivered (including by facsimile and electronic transmission) in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(Signatures on following page).

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed as of the date first written above, with a deemed effective date of March 14, 2023.

BIOSTAGE, INC.

By:	/s/ Joseph L. Damasio, Jr
Name:	Joseph L. Damasio, Jr.
Title:	Chief Financial Officer

EXECUTIVE

/s/ Junli He
Junli He

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